UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 29, 2003

Massey Energy Company

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On May 29, 2003, Massey Energy Company (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the closing of its private offering (the “Offering”) of $132 million principal amount of 4.75% Convertible Senior Notes due May 15, 2023 (the “Notes”). The aggregate $132 million of Notes includes the original offer of $110 million plus a full exercise by the initial purchasers of their option to purchase an additional $22 million of Notes.

In connection with the Offering, the Company, A.T. Massey Coal Company, Inc. (the “Guarantor”) and Wilmington Trust Company, as trustee (the “Trustee”), entered into a Senior Indenture and a First Supplemental Indenture relating to the Notes, copies of which are attached hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

  4.1 Senior Indenture, dated May 29, 2003, by and between the Company, the Guarantor and the Trustee.

  4.2 First Supplemental Indenture, dated May 29, 2003, by and between the Company, the Guarantor and the Trustee.

  99.1 Press Release issued by the Company on May 29, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2003

MASSEY ENERGY COMPANY
(Registrant)

By:	/s/ THOMAS J. DOSTART
Thomas J. Dostart
Vice President, General Counsel & Secretary

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